Exhibit 10.30

LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”), is entered into as of July 24, 2020 (the “Effective Date”), by and among GB Sciences Las Vegas, LLC, a Nevada limited liability company (“GBS LV”), GB Sciences Nevada LLC, a Nevada limited liability company (“GBS NV” and together with GBS LV, the “Borrowers”), and AJE Management LLC, a California limited liability company (the “Lender”).

WHEREAS, the Borrowers wish to request from time to time that Lender advance loans to the Borrowers (the “Loans”), pursuant a Secured Promissory Note (the “Note”) in the principal amount of $500,000 (the “Maximum Amount”), subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, the parties agree as follows:

1.	THE LOANS

1.1    Authorization of Loans. The Borrowers have authorized the borrowing from time to time of Loans pursuant to the Note. The Note shall be in the form attached hereto as Exhibit A.

1.2    Advances Under the Note. From time to time following the Effective Date, during the period the Note is outstanding, the Borrowers may request that Lender make one or more additional advances to the Borrowers under the Note (the “Advances”) in an amount not to exceed

$500,000 in the aggregate. All Advances shall be made at the sole discretion of Lender, following the written request (a “Loan Request”) from the Borrowers’ parent, GB Sciences, Inc. (“Parent”) to Lender of an Advance under the Note. Subject to the outstanding Advances not exceeding the Maximum Amount, the Borrowers may borrow, prepay and reborrow Loans under the Note prior to the maturity of the Note.

1.3    Security Agreement. The Borrowers obligations under the Note shall be secured by a Security Agreement to be entered into by the Borrowers in favor of the Lender.

2.	REPRESENTATIONS AND WARRANTIES OF THE BORROWERS

The Borrowers hereby jointly and severally represent and warrant to the Lender that:

2.1	Organization and Standing; Qualifications. Each Borrower is a limited liability company validly existing and in good standing under the laws of the State of Nevada. Each Borrower has all requisite power and authority to own and operate its properties and assets, and to carry on its business as conducted and as proposed to be conducted. Each Borrower is duly qualified to transact business in each jurisdiction in which the failure to so qualify could, singly or in the aggregate, have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means a material adverse effect on, or a material adverse change in (i) the business, operations, financial condition, results of operations, properties, prospects, assets or liabilities of the Borrowers taken as a whole, or (ii) on the authority or ability of the Borrowers to perform their obligations under this Agreement, the Note, and the other agreements, instruments and documents contemplated hereby (collectively, the “Transaction Documents”). For the avoidance of doubt, a “Material Adverse Effect” shall include, without limitation, any such material adverse effect occurring as a result of (i) a change in any law or legal requirement or the enforcement thereof,

(ii) any loss by the Borrowers of any license or permit necessary for the conduct by the Borrowers of its business or proposed business, or (iii) any failure by the Borrowers to comply in any material respect with all legal requirements of the State of Nevada, including, without limitation, by maintaining and complying with, all applicable licenses, permits and approvals of all governmental authorities in the State of Nevada (collectively, “Nevada Legal Requirements”).

Exhibit 10.30

2.2    Corporate Power. The Borrowers have all requisite power and authority to execute and deliver this Agreement, and borrow Loans under the Note, and to carry out and perform its obligations under the terms of this Agreement and each of the Transaction Documents.

2.3    Authorization. All corporate action on the part of the Borrowers, their managers and members, necessary for (i) the authorization, execution and delivery of the Agreement by the Borrowers, (ii) the authorization, issuance and delivery of the Note, and (iii) the performance of all of the Borrowers’ obligations under the Transaction Documents, has been taken. This Agreement has been duly and validly executed and delivered by the Borrowers and constitutes the valid and binding obligation of the Borrowers, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally.

3.	COVENANTS.

3.1    Inspection Rights. Lender (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during usual business hours, to inspect the books and records of the Borrowers and to make copies thereof, and the right to check, test, and inspect all equipment, materials, and facilities of the Borrowers.

3.2    Further Assurances. The Borrowers shall cure promptly any defects in the creation and issuance of the Note, and in the execution and delivery of the Transaction Documents. The Company, at its expense, shall execute and deliver promptly to the Lender upon request all such other and further documents, agreements and instruments as may be reasonably necessary to permit the Borrowers to comply with its covenants and agreements herein, and shall make any recordings, file any notices and obtain any consents as may be necessary or appropriate in connection therewith.

3.3    Use of Proceeds. The proceeds of all Advances shall be used to fund distributions to the Parent.

4.	MISCELLANEOUS

4.1    Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of Nevada, without giving effect to principles of conflicts of law, as applied to agreements entered into among Nevada residents to be performed entirely within Nevada. Each party hereto irrevocably and unconditionally (i) agrees that any action, suit or claim brought hereunder must be brought in the courts of the United States in the State of Nevada or the state courts of the State of Nevada which shall serve as the exclusive jurisdiction and venue for any and

Exhibit 10.30

all disputes arising out of and/or relating to this Agreement; (ii) consents to the jurisdiction of any such court in any such suit, action or proceeding; and (iii) waives any objection which such party may have to the laying of venue of any such suit, action or proceeding in any such court.

4.2    Successors and Assigns. Except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto (including to any transferee of the Note). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

4.3    Amendment. Any provision of this Agreement may be amended, waived, modified, discharged or terminated only with the written consent of the Borrowers and the Lender. The Lender may waive its rights or the Borrowers’ obligations with respect to the Note hereunder without obtaining the consent of any other natural person or Person.

4.4    Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) five (5) days after deposit in the United States mail, by registered or certified mail, postage prepaid and properly addressed to the party to be notified as set forth in the Borrowers records, or (c) when received if transmitted by telecopy (to be followed by U.S. mail), electronic or digital transmission method. In each case notice shall be sent to the addresses set forth on the Borrowers’ records or at such other address as a party may designate by ten (10) days’ advance written notice to the other parties hereto.

4.5    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one and the same instrument.

4.6    Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

4.7    Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.8    Survival of Agreement. All covenants and agreements made in this Agreement shall survive the execution and delivery hereof and the issuance, sale and delivery of the Note. For the avoidance of doubt, the representations and warranties made in this Agreement shall not survive the execution and delivery hereof.

4.9    Attorneys’ Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of the Agreements, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

4.10    Facsimile/PDF Signatures. This Agreement may be executed and delivered by facsimile or PDF and, upon such delivery, the facsimile or PDF will be deemed to have the same

Exhibit 10.30

effect as if the original signature had been delivered to the other party. The failure to deliver the original signature copy shall have no effect upon the binding and enforceable nature of this Agreement.

4.11    Entire Agreement. This Agreement, together with the Exhibits hereto, the certificates, documents, instruments and writings that are delivered pursuant hereto and each of the other Agreements, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matters and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

Exhibit 10.30

IN WITNESS WHEREOF, the parties have executed this Note Purchase Agreement on the day and year first set forth above.

GB SCIENCES NEVADA, LLC

GB SCIENCES LAS VEGAS, LLC

By: GB Sciences, Inc. as sole member

By: /s/: John Poss

Name: John Poss

Title: Chief Executive Officer

GB SCIENCES, INC.

By: /s/: John Poss

Name: John Poss

Title: Chief Executive Officer

AJE MANAGEMENT, LLC

By:      /s/ David Weiner

Name: John Poss

Title: Chief Executive Officer